SIERRA SYSTEMS GROUP INC.
                        1400 - 1177 West Hastings Street
                              Vancouver BC V6E 2K3



January 26, 2000


Communicate.com Inc.
360 - 220 Cambie Street
Vancouver, B.C.
V6B 2M9

Attention:  Bryan Liew, President and CEO

(the "Vendor")

Dear Sirs:

The purpose of this letter is to set out the agreement between Sierra Systems Group Inc. (the "Purchaser") and the Vendor with respect to the purchase by the Purchaser and sale by the Vendor of certain business contacts of the Vendor.

1. REPRESENTATIONS OF THE VENDOR. The Vendor represents and warrants to the Purchaser that:

         (a) part of the Vendor's business is the development of internal and external web sites for clients, exclusive of integration into such of internal enterprise systems ("Web Site Development Services");

         (b) the clients of the Vendor listed on Schedule A (the "Clients") have contracted with the Vendor for Web Site Development Services, all of which are performed on a time and materials basis, except for two which are on a retainer basis; and

         (c) all of the contracts between the Vendor and the Clients are in good standing.

2. AGREEMENT OF PURCHASE AND SALE. Relying upon the Vendor's representations and warranties provided in Section 1 and subject to the terms and conditions hereof, the Purchaser offers to pay the Vendor a referral fee (the "Fee") for each Client that agrees to terminate its relationship with the Vendor with respect to Web Site Development Services and to engage the Purchaser on terms satisfactory to it to provide Web Site Development Services.

3. FEES. The Fee to be paid by the Purchaser to the Vendor with respect to each Client who agrees to have its Web Site Development Services performed by the Purchaser will be as follows:


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         (a)      15% of the gross revenue billed and collected by the Purchaser in respect of Web Site Development  Services provided to the Client for
         the  period  of  three  months   extending  from  the  earlier  of  the
         commencement of the Purchaser providing Web Site Development Services to the Client and March 1, 2000 and 10% of gross revenue billed and collected for Web Site Development Services provided during the next four-month period;

         (b) the Fee will be calculated and paid monthly, within 30 days of the end of each month based upon gross revenue collected during the month;

         (c) each payment of the Fee will be accompanied by an unaudited statement indicating the calculation of the Fee in reasonable detail (a "Monthly Statement");

         (d) the Vendor will have 15 days from the time of receipt of a Monthly Statement to question the accuracy thereof in writing and failing such objection the Monthly Statement will be deemed to be correct and unimpeachable thereafter;

         (e) if the Monthly Statement is questioned by the Vendor, and if such questions cannot be resolved between the Vendor and the Purchaser, the Vendor will have the Monthly Statement reviewed by its auditors, PricewaterhouseCoopers, who will be requested to provide their opinion on the calculation of the Fee for the month in question, such opinion to be final and determinative of the Fee payable during the month; and

         (f) the Fee payable by the Purchaser will be calculated based upon the actual gross revenue collected from a Client and the percentage payable will be based upon the period during which the bill representing such gross revenue was rendered, notwithstanding the time when a bill rendered to a Client is actually paid.

4. AGREEMENT BY VENDOR TO SOLICIT CLIENTS. Forthwith upon the execution of this Agreement, the Vendor will contact the Clients for the purpose of soliciting their consent to the termination of their agreement with the Vendor to provide Web Site Development Services and to have such services provided by the Purchaser on terms which are satisfactory to the Client and the Purchaser.

5. AGREEMENTS OF PURCHASER. The Purchaser hereby agrees to use its reasonable efforts to:

         (a) reach agreements with the Clients on terms satisfactory to the Purchaser pursuant to which the Purchaser will provide Web Site Development Services to the Clients;

         (b) to carry out Web Site Development Services for the Clients upon such agreed upon terms; and

         (c) to invoice the Clients on a timely basis for Web Site Development Services and to collect such.

6. MUTUAL AGREEMENT. The Vendor and the Purchaser agree to work together from the date hereof for the purpose of transitioning Clients from the Vendor to the Purchaser.



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

7. INDEMNIFICATION OF PURCHASER. The Vendor agrees to indemnify and save the Purchaser harmless with respect to all claims and causes of action and costs (including lawyers' fees) which may arise due to Web Site Development Services provided to the Clients prior to the Client agreeing to have such services provided by the Purchaser.

8. NONSOLICITATION OF EMPLOYEES. For the period extending from the date of acceptance hereof by the Vendor to September 30, 2000, both parties undertake not to solicit for or initiate discussions to, hire or contract any of the employees or individual partners of the other party nor to, directly or indirectly, entice any of such employees or individual partners to terminate his or her employment with the other party. Breach of this clause will entitle the aggrieved party, as its only recourse, to claim from the breaching party, and the breaching party will pay to the aggrieved party upon demand, as liquidated damages and not as a penalty, an amount equal to the compensation paid to the hired employee or individual partner during the six months prior to being hired by the breaching party. The provisions of this Section 8 will not prevent a party from discussing employment or from hiring such an employee or individual partner where the party is first approached by the employee or individual partner in circumstances where the party is not in breach of the provisions hereof.

9. NOTICE. Any notice or other communication required or permitted to be given hereunder or for the purposes hereof will be sufficiently given if delivered to the party to whom it is given or sent by means of electronic transmission addressed to such party:

         (a) in the case of a notice or other communication to Purchaser, to it at:

                  1400 - 1177 West Hastings Street
                  Vancouver, British Columbia  V6E 2K3

                  Attention:  Ted Stedman
                  Fax: (604) 688-6482

         (b) in the case of a notice or other communication to Vendor, to it at:

                  360 - 220 Cambie Street
                  Vancouver, British Columbia  V6B 2M9

                  Attention: Bryan Liew, President and CEO
                  Fax: (604) 687-2192

or at such other address or number as the party to whom such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section 9. Any notice or other communication which is delivered or sent by means of electronic transmission will be deemed to have been given and received on the day after it is delivered or transmitted, provided that if such day is not a Business Day, the notice or other communication will be deemed to have been given and received on the next Business Day following such day.

10. ENUREMENT. All the terms and provisions of this Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.



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

11. ENTIRE AGREEMENT. This Agreement and the Schedules attached hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all previous agreements and understandings, oral or written, among the parties or their respective representatives with respect to the matters herein and will not be modified or amended except by written agreement signed by the parties to be bound thereby.

12. ACCEPTANCE OF TERMS. If you agree with the terms of this letter kindly sign this letter where shown and return it to us. You may return the signed letter to us by facsimile transmission, which will be treated for all purposes as an original document. Upon such occurring, this letter will constitute a binding agreement between us in respect of the matters described herein.

Yours truly,

SIERRA SYSTEMS GROUP INC.


By:
   -------------------------------


By:
   -------------------------------


Agreed to and accepted this              day of January, 2000.

COMMUNICATE.COM INC.


By:
   -------------------------------


By:
   -------------------------------


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

                                   SCHEDULE A


                                 LIST OF CLIENTS



1.       ACCPAC International

2.       Amiga Telephony Corporation

3.       BC Assessment Authority

4.       BC Hydro Corporation

5.       BC Library Association

6.       Canaccord Capital Corporation

7.       Certified Management Accountants of BC

8.       Future Shop Ltd.

9.       HSBC Bank USA

10.      HSBC Securities (Canada) Ltd.

11.      HSBC Bank Canada

12.      HSBC InvestDirect (Canada) Inc.

13.      HSBC Brokerage (USA) Inc.

14.      Lifescan Canada

15.      Natural Factors

16.      PCSupport.com, Inc.

17.      Tripeze Travel Inc.

18.      Vancouver Hospital

19.      Vancouver Hospital Foundation

20.      Westminster Savings Credit Union






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